Exhibit 99.1


SIGA

Contact:                                             Investor Contact:
Dr. Bernard Kasten                                   Dianne Will
SIGA Technologies, Inc.                              Willstar Consultants, Inc.
Chief Executive Officer                              (518) 398-6222
(212) 672-9100                                       dwill@willstar.net
                                                     --------------------------

 SIGA TECHNOLOGIES TO PRESENT AT THE NEW YORK SOCIETY OF SECURITY ANALYSTS 8TH
                      ANNUAL HEALTHCARE INDUSTRY CONFERENCE

New York, NY --November 15, 2004 - SIGA Technologies, Inc. (NASDAQ: SIGA) announced today that Dr. Bernard Kasten, SIGA's Chief Executive Officer, will present at the New York Society of Security Analysts (NYSSA) 8th Annual Healthcare Industry Conference on Wednesday, November 17th at 3:50 PM. A live webcast of this presentation will be available via the Company's website at www.siga.com or http://www.shareholder.com/SIGA/medialist.cfm. An archived presentation will be available for 90 days.

Dr. Kasten recently joined SIGA following eight years at Quest Diagnostics where he was Vice President of Medical Affairs at its MedPlus subsidiary. During his career at Quest, he also served as Vice President, Business Development for Science and Medicine and Chief Laboratory Officer.

The NYSSA 8th Annual Healthcare Industry Conference will be held at The Harvard Club, 27 West 44th Street in New York City. For additional information about attending this conference, please call 212-541-4530 or on-line at: http://www.nyssa.org/.

About SIGA Technologies, Inc.

SIGA Technologies is applying bacterial genomics in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA has the potential of becoming a significant force in the discovery of vaccine and pharmaceutical agents to fight emerging pathogens. SIGA's product development programs emphasize the increasingly serious problem of drug resistant bacteria and emerging pathogens. SIGA's vaccine and drug platforms are based on its pioneering research into the structure, function and processing of bacterial surface proteins. SIGA is leveraging these platforms through multiple strategic partners, including the National Institutes of Health and TransTech Pharma, Inc. For more information about SIGA, please visit SIGA's Web site at www.siga.com.

This presentation contains certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development of such products. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (b) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (c) SIGA may not be able to obtain promised funding for its development projects or other needed funding, and (d) SIGA may not be able to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this presentation, is set forth in SIGA's filings with the

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Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. SIGA does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.